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Archrock Partners Announces First-Quarter 2016 Cash Distribution, Financial Results and Credit Facility Amendment

•	First-quarter distribution of $0.285 per limited partner unit, a 50 percent reduction from the prior quarter

•	EBITDA, as further adjusted, of $69.4 million for the quarter

•	Distributable Cash Flow coverage of 2.51x for the first quarter of 2016

•	Maximum Total Leverage Ratio raised to 5.95x through the fourth quarter of 2017

HOUSTON, May 2, 2016 - Archrock Partners, L.P. (NASDAQ:APLP) today announced a cash distribution of $0.285 per limited partner unit, which corresponds to $1.14 per limited partner unit on an annualized basis, payable on May 13, 2016, to unitholders of record at the close of business on May 12, 2016. The first-quarter 2016 distribution covers the period from January 1, 2016, through March 31, 2016. The distribution to be paid in May 2016 is approximately 50 percent lower than the fourth-quarter 2015 distribution.
In conjunction with the distribution adjustment, Archrock Partners has entered into an amendment to its senior secured credit agreement, which among other things, increases the maximum Total Leverage Ratio, as defined in the credit agreement, to 5.95x through the fourth quarter of 2017.
“With the challenging industry conditions and limited visibility on the timing of a recovery, Archrock Partners is taking proactive steps to address leverage concerns while avoiding the issuance of dilutive equity,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “While the decision to reduce the distribution was difficult, we believe that it is the right step to take at this time to improve our credit profile and position Archrock Partners to take advantage of growth opportunities when market conditions improve.”
Additionally, Archrock Partners reported EBITDA, as further adjusted (as defined below), of $69.4 million for the first quarter of 2016, compared to $75.3 million for the fourth quarter of 2015 and $78.7 million for the first quarter of 2015. Distributable cash flow (as defined below) was $43.9 million for the first quarter of 2016, compared to $46.3 million for the fourth quarter of 2015 and $51.0 million for the first quarter of 2015.
Revenue was $151.4 million for the first quarter of 2016, compared to $161.4 million for the fourth quarter of 2015 and $164.3 million for the first quarter of 2015.
Net income, excluding certain items, for the first quarter of 2016 was $11.1 million, or $0.18 per diluted limited partner unit, compared to net income, excluding certain items, of $16.3 million, or $0.19 per diluted limited partner unit, for the fourth quarter of 2015, and $23.6 million, or $0.35 per diluted limited partner unit, for the first quarter of 2015. In the first quarter of 2016, excluded items primarily included non-cash long-lived asset impairments of $6.3 million and $4.1 million of restructuring charges.
Net income for the first quarter of 2016 was $0.5 million, or $0.01 per diluted limited partner unit, compared to net loss of $137.9 million, or $2.34 per diluted limited partner unit, for the fourth quarter of 2015 and net income of $20.1 million, or $0.28 per diluted limited partner unit, for the first quarter of 2015.

In addition to increasing the Total Leverage Ratio as described above, the credit agreement amendment includes, among other things, a reduction in aggregate revolving commitments by $75 million; a maximum Total Leverage Ratio of 5.75x in the first quarter of 2018 and 5.25x thereafter; and a maximum Senior Secured Leverage ratio, as defined in the agreement, of 3.5x through the fourth quarter of 2017, 3.75x in the first quarter of 2018, and 4.0x thereafter.

Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, May 3, 2016, to discuss their first-quarter 2016 results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 42398716.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 42398716#.
EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.
About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE:AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook; demand for Archrock Partners’ services; Archrock Partners’ cost reduction plans; and statements about Archrock Partners’ distributions, the anticipated impact of the distribution rate on its business and the anticipated impact of Archrock Partners’ actions on its balance sheet, liquidity position and need for future equity capital.

While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Revenue	$151,424	$161,419	$164,295

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	57,860	63,505	65,168
Depreciation and amortization	39,237	39,932	36,105
Long-lived asset impairment	6,315	26,514	3,484
Restructuring charges	4,139	—	—
Goodwill impairment	—	127,757	—
Selling, general and administrative	23,679	22,967	21,169
Interest expense	18,742	18,619	17,832
Other (income) loss, net	838	(273)	(191)
Total costs and expenses	150,810	299,021	143,567
Income (loss) before income taxes	614	(137,602)	20,728
Provision for income taxes	94	333	643
Net income (loss)	$520	$(137,935)	$20,085

General partner interest in net income (loss)	$14	$1,924	$4,209

Limited partner interest in net income (loss)	$506	$(139,859)	$15,876

Weighted average common units outstanding used in income (loss) per limited partner unit (1):
Basic	59,740	59,718	55,678

Diluted	59,740	59,718	55,678

Income (loss) per limited partner unit (1):
Basic	$0.01	$(2.34)	$0.28

Diluted	$0.01	$(2.34)	$0.28

(1) Basic and diluted income per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted income per limited partner unit is determined by dividing income allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Revenue	$151,424	$161,419	$164,295

Gross margin (1)	$93,564	$97,914	$99,127
Gross margin percentage	62%	61%	60%

EBITDA, as further adjusted (1)	$69,418	$75,342	$78,741
% of revenue	46%	47%	48%

Capital expenditures	$22,542	$35,888	$68,239
Less: Proceeds from sale of property, plant and equipment	(149)	(1,711)	(4,624)
Net capital expenditures	$22,393	$34,177	$63,615

Distributable cash flow (2)	$43,947	$46,253	$50,971

Distributions declared for the period per limited partner unit	$0.2850	$0.5725	$0.5625
Distributions declared to all unitholders for the period, including incentive distribution rights	$17,517	$39,680	$35,903
Distributable cash flow coverage (3)	2.51x	1.17x	1.42x

	March 31,	December 31,	March 31,
	2016	2015	2015

Debt (4)	$1,428,710	$1,410,382	$1,329,393
Total partners' capital	507,369	547,996	656,035

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$520	$(137,935)	$20,085
Depreciation and amortization	39,237	39,932	36,105
Long-lived asset impairment	6,315	26,514	3,484
Restructuring charges	4,139	—	—
Goodwill impairment	—	127,757	—
Selling, general and administrative	23,679	22,967	21,169
Interest expense	18,742	18,619	17,832
Other (income) loss, net	838	(273)	(191)
Provision for income taxes	94	333	643
Gross margin (1)	93,564	97,914	99,127
Expensed acquisition costs (in Other (income) loss, net)	172	—	—
Non-cash selling, general and administrative	199	122	592
Less: Selling, general and administrative	(23,679)	(22,967)	(21,169)
Less: Other income (loss), net	(838)	273	191
EBITDA, as further adjusted (1)	69,418	75,342	78,741
Less: Provision for income taxes	(94)	(333)	(643)
Less: (Gain) loss on sale of property, plant and equipment (in Other (income) loss, net)	53	(251)	(280)
Less: Loss on non-cash consideration in March 2016 Acquisition	635	—	—
Less: Cash interest expense	(18,018)	(17,740)	(16,768)
Less: Maintenance capital expenditures	(8,047)	(10,765)	(10,079)
Distributable cash flow (2)	$43,947	$46,253	$50,971

Cash flows from operating activities	$66,003	$42,884	$78,068
Provision for doubtful accounts	(1,025)	(1,065)	(390)
Restructuring charges	4,139	—	—
Expensed acquisition costs	172	—	—
Payments for settlement of interest rate swaps that include financing elements	(812)	(913)	(942)
Maintenance capital expenditures	(8,047)	(10,765)	(10,079)
Change in assets and liabilities	(16,483)	16,112	(15,686)
Distributable cash flow (2)	$43,947	$46,253	$50,971

Net income (loss)	$520	$(137,935)	$20,085
Items:
Long-lived asset impairment	6,315	26,514	3,484
Restructuring charges	4,139	—	—
Goodwill impairment	—	127,757	—
Expensed acquisition costs	172	—	—
Net income, excluding items	$11,146	$16,336	$23,569

Diluted income (loss) per limited partner unit	$0.01	$(2.34)	$0.28
Adjustment for items per limited partner unit	0.17	2.53	0.07
Diluted income per limited partner unit, excluding items (1)	$0.18	$0.19	$0.35

(1) Management believes EBITDA, as further adjusted, diluted income per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Total available horsepower (at period end) (1) (2)	3,301	3,320	3,177

Total operating horsepower (at period end) (1) (3)	2,891	3,030	3,032

Average operating horsepower	2,961	3,065	3,034

Horsepower Utilization:
Spot (at period end)	88%	91%	95%
Average	89%	91%	96%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	4,044	4,011	4,246

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,325	3,493	3,689

(1) Includes compressor units leased from Archrock, Inc. with an aggregate horsepower of approximately 400, 17,000, and 70,000 at March 31, 2016, December 31, 2015 and March 31, 2015, respectively. Excludes compressor units leased to Archrock, Inc. with an aggregate horsepower of approximately 100, 12,000, and 1,000 at March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.